Filed Pursuant to Rule 433
                                                 Registration No.: 333-130543-07


--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                 September 13, 2006
Securitized Asset Backed Receivables LLC Trust 2006-HE2
--------------------------------------------------------------------------------

                    SECURITIZED ASSET BACKED RECEIVABLES LLC
                              NEW ISSUE TERM SHEET
                           $677,536,000 (approximate)
--------------------------------------------------------------------------------
               IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS
                       OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

     IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.



--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

[BARCLAYS CAPITAL - LOGO]              1

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                 September 13, 2006
Securitized Asset Backed Receivables LLC Trust 2006-HE2
--------------------------------------------------------------------------------


                    SECURITIZED ASSET BACKED RECEIVABLES LLC

                              NEW ISSUE TERM SHEET

                           $677,536,000 (approximate)

--------------------------------------------------------------------------------

             Securitized Asset Backed Receivables LLC Trust 2006-HE2
                                     Issuer

                    Securitized Asset Backed Receivables LLC
                                    Depositor

                            Fremont Investment & Loan
                        New Century Mortgage Corporation
                           Aegis Mortgage Corporation
                                   Originators

                           HomEq Servicing Corporation
                                    Servicer




               Mortgage Pass-Through Certificates, Series 2006-HE2



--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

[BARCLAYS CAPITAL - LOGO]              2

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                 September 13, 2006
Securitized Asset Backed Receivables LLC Trust 2006-HE2
--------------------------------------------------------------------------------


Transaction Summary

------------------------------------------------------------------------------------------------------------------------------------
                                                                Avg. Life     Mod. Dur.                                 Initial
                                                                to Call/      to Call/                                  Credit
       Expected     Expected Ratings                 Interest   Mty(yrs)      Mty(yrs)         Payment Window           Enhancement
Class  Amount(1)    (S&P/Moody's/Fitch/DBRS)  Index  Type       (2)(3)        (2)(3)(4)        to Call/Mty(2)(3)        Level(5)
------------------------------------------------------------------------------------------------------------------------------------
A-1    315,497,000  AAA/Aaa/AAA/AAA                                   ***Not Offered - 144A Private Placement***
A-2A   291,005,000  AAA/Aaa/AAA/AAA           1mL    Floating  1.00 / 1.00  0.96 / 0.96  10/06 - 07/08 / 10/06 - 07/08  22.00%
A-2B    56,854,000  AAA/Aaa/AAA/AAA           1mL    Floating  2.00 / 2.00  1.87 / 1.87  07/08 - 12/08 / 07/08 - 12/08  22.00%
A-2C    88,953,000  AAA/Aaa/AAA/AAA           1mL    Floating  3.00 / 3.00  2.72 / 2.72  12/08 - 12/11 / 12/08 - 12/11  22.00%
A-2D    47,036,000  AAA/Aaa/AAA/AAA           1mL    Floating  5.95 / 7.68  4.99 / 6.08  12/11 - 10/12 / 12/11 - 08/20  22.00%
M-1     54,827,000  AA+/Aa1/AA+/AA (high)     1mL    Floating  4.72 / 5.19  4.08 / 4.38  07/10 - 10/12 / 07/10 - 10/18  16.65%
M-2     46,629,000  AA/Aa2/AA/AA              1mL    Floating  4.47 / 4.92  3.87 / 4.16  03/10 - 10/12 / 03/10 - 01/18  12.10%
M-3     16,397,000  AA-/Aa3/AA/AA(low)        1mL    Floating  4.37 / 4.79  3.79 / 4.06  02/10 - 10/12 / 02/10 - 02/17  10.50%
M-4     33,818,000  A/A2/A/A                  1mL    Floating  4.32 / 4.70  3.75 / 3.99  12/09 - 10/12 / 12/09 - 09/16   7.20%
M-5      9,736,000  A-/A3/A/A (low)           1mL    Floating  4.27 / 4.61  3.70 / 3.92  12/09 - 10/12 / 12/09 - 08/15   6.25%
B-1     11,785,000  BBB+/Baa1/A-/BBB (high)   1mL    Floating  4.27 / 4.57  3.66 / 3.85  11/09 - 10/12 / 11/09 - 04/15   5.10%
B-2      7,686,000  BBB/Baa2/BBB+/BBB (high)  1mL    Floating  4.23 / 4.49  3.62 / 3.78  11/09 - 10/12 / 11/09 - 09/14   4.35%
B-3     12,810,000  BBB-/Baa3/BBB/BBB         1mL    Floating  4.23 / 4.41  3.53 / 3.64  11/09 - 10/12 / 11/09 - 04/14   3.10%
B-4     13,323,000  BB+/Ba1/BB+/BB(high)                             ****Not Offered - 144A Private Placement****
------------------------------------------------------------------------------------------------------------------------------------

     (1)  Subject to a variance of plus or minus 5%.
     (2)  Assumes 10% optional clean-up call is exercised.
     (3) Based on 100% of the applicable prepayment assumption. See Summary of Terms.
     (4)  Assumes pricing at par.
     (5)  Includes 1.80% overcollateralization.

The Class A-2A, Class A-2B, Class A-2C, Class A-2D, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class B-1, Class B-2 and Class B-3 certificates are being offered pursuant to a prospectus supplemented by a prospectus supplement (together, the "Prospectus"). Complete information with respect to the Offered Certificates and the collateral securing them is contained in the Prospectus. The information herein is qualified in its entirety by the information appearing in the Prospectus. To the extent that the information herein is inconsistent with the Prospectus, the Prospectus shall govern in all respects. Sales of the Offered Certificates may not be consummated unless the purchaser has received the Prospectus.

PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS FOR A DESCRIPTION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE OFFERED CERTIFICATES.
--------------------------------------------------------------------------------
Summary of Terms
--------------------------------------------------------------------------------
Issuer:                         Securitized Asset Backed Receivables LLC Trust
                                2006-HE2
--------------------------------------------------------------------------------
Depositor:                      Securitized Asset Backed Receivables LLC
--------------------------------------------------------------------------------
Originators:                    Fremont Investment & Loan, New Century Mortgage
                                Corporation and Aegis Mortgage Corporation
--------------------------------------------------------------------------------
Servicer:                       HomEq Servicing Corporation
--------------------------------------------------------------------------------
Trustee:                        Wells Fargo Bank, National Association
--------------------------------------------------------------------------------
Custodian:                      Wells Fargo Bank, National Association
--------------------------------------------------------------------------------
Sole Manager:                   Barclays Capital Inc.
--------------------------------------------------------------------------------
Rating Agencies:                S&P/Moody's/Fitch/DBRS
--------------------------------------------------------------------------------
Offered Certificates:           The Class A-2A, Class A-2B, Class A-2C,
                                Class A-2D, Class M-1, Class M-2, Class M-3,
                                Class M-4, Class M-5, Class B-1, Class B-2 and
                                Class B-3 certificates.
--------------------------------------------------------------------------------
LIBOR Certificates:             The Class A-1 and Class B-4 certificates and
                                the Offered Certificates.
--------------------------------------------------------------------------------
Expected Closing Date:          September 28, 2006
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

[BARCLAYS CAPITAL - LOGO]              3

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                 September 13, 2006
Securitized Asset Backed Receivables LLC Trust 2006-HE2
--------------------------------------------------------------------------------


Summary of Terms (cont'd)
--------------------------------------------------------------------------------
Delivery:                       DTC, Euroclear and Clearstream.
--------------------------------------------------------------------------------
Distribution Dates:             The 25th of each month, or if such day is not a
                                business day, on the next business day,
                                beginning in October 2006.
--------------------------------------------------------------------------------
Final Distribution Date:        The Distribution Date occurring in July 2036.
--------------------------------------------------------------------------------
Due Period:                     With respect to any Distribution Date, the
                                period commencing on the second day of the
                                calendar month preceding the month in which the
                                Distribution Date occurs and ending on the first
                                day of the calendar month in which that
                                Distribution Date occurs.
--------------------------------------------------------------------------------
Prepayment Period:              With respect to any Distribution Date, either
                                (i) the period commencing on the 16th day of the
                                month preceding the month in which such
                                Distribution Date occurs (or in the case of the
                                first Distribution Date, commencing on the
                                Cut-off Date) and ending on the 15th day of the
                                month in which that Distribution Date occurs,
                                with respect to any principal prepayments in
                                full, or (ii) the calendar month prior to that
                                Distribution Date, with respect to any partial
                                principal prepayments.
--------------------------------------------------------------------------------
Interest Accrual Period:        With respect to any Distribution Date, the
                                period commencing on the immediately preceding
                                Distribution Date (or, for the initial
                                Distribution Date, the Closing Date) and ending
                                on the day immediately preceding the current
                                Distribution Date.
--------------------------------------------------------------------------------
Accrued Interest:               The price to be paid by investors for the
                                Offered Certificates will not include accrued
                                interest, and therefore will settle flat.
--------------------------------------------------------------------------------
Interest Day Count:             Actual/360
--------------------------------------------------------------------------------
Interest Payment Delay:         Zero days
--------------------------------------------------------------------------------
Cut-off Date:                   September 1, 2006
--------------------------------------------------------------------------------
Tax Status:                     The Offered Certificates will represent "regular
                                interests" in a REMIC and, to a limited extent,
                                interests in certain basis risk interest
                                carryover payments, which will be treated for
                                tax purposes as interest rate cap contracts. The
                                tax advice contained in this term sheet is not
                                intended or written to be used, and cannot be
                                used, for the purpose of avoiding U.S. federal,
                                state, or local tax penalties. This advice is
                                written in connection with the promotion or
                                marketing by the Issuer and Depositor of the
                                Offered Certificates. You should seek advice
                                based on your particular circumstances from an
                                independent tax advisor.
--------------------------------------------------------------------------------
ERISA Eligibility:              The Offered Certificates are expected to be
                                ERISA eligible. Prospective purchasers should
                                consult their own counsel.
--------------------------------------------------------------------------------
SMMEA Eligibility:              The Offered Certificates are not expected to
                                constitute "mortgage related securities" for
                                purposes of SMMEA.
--------------------------------------------------------------------------------
Class A Certificate Group:      Either the Class A-1 certificates or Class A-2
                                Certificates, as applicable.
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

[BARCLAYS CAPITAL - LOGO]              4

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                 September 13, 2006
Securitized Asset Backed Receivables LLC Trust 2006-HE2
--------------------------------------------------------------------------------


Summary of Terms (cont'd)
--------------------------------------------------------------------------------
Class A-2 Certificates:         Collectively, the Class A-2A, Class A-2B, Class
                                A-2C and Class A-2D certificates.
--------------------------------------------------------------------------------
Class M Certificates:           Collectively, the Class M-1, Class M-2, Class
                                M-3, Class M-4 and Class M-5 certificates.
--------------------------------------------------------------------------------
Class B Certificates:           Collectively, the Class B-1, Class B-2, Class
                                B-3 and Class B-4 certificates.
--------------------------------------------------------------------------------
Mortgage Loans:                 The mortgage loans to be included in the trust
                                will be primarily adjustable- and fixed-rate
                                sub-prime mortgage loans secured by first-lien
                                and/or second-lien mortgages or deeds of trust
                                on residential real properties. Approximately
                                46.98% of the mortgage loans were purchased by
                                an affiliate of the depositor from Fremont
                                Investment & Loan. Approximately 43.63% of the
                                mortgage loans were purchased by an affiliate of
                                the depositor from New Century Mortgage
                                Corporation. Approximately 9.39% of the mortgage
                                loans were purchased by an affiliate of the
                                depositor from Aegis Mortgage Corporation. On
                                the Closing Date, the trust will acquire the
                                mortgage loans. The aggregate scheduled
                                principal balance of the mortgage loans as of
                                the Cut-off Date will be approximately
                                $1,024,802,507. Approximately 81.59% of the
                                mortgage loans are adjustable-rate mortgage
                                loans and approximately 18.41% are fixed-rate
                                mortgage loans. The information regarding the
                                mortgage loans set forth below that is based on
                                the principal balance of the mortgage loans as
                                of the Cut-off Date assumes the timely receipt
                                of principal scheduled to be paid on the
                                mortgage loans on or prior to the Cut-off Date
                                and no delinquencies, defaults or prepayments,
                                with the exception of 30-59 day delinquencies
                                comprising approximately 0.21% of the aggregate
                                scheduled principal balance of the mortgage
                                loans on the Cut-off Date. See the attached
                                collateral descriptions for additional
                                information on the initial mortgage loans as of
                                the Cut-off Date.
--------------------------------------------------------------------------------
Group I Mortgage Loans:         Approximately $404.5 million of mortgage loans
                                that have original principal balances that
                                conform to the original principal balance limits
                                for one- to four- family residential mortgage
                                loan guidelines for purchase adopted by Freddie
                                Mac and Fannie Mae.
--------------------------------------------------------------------------------
Group II Mortgage Loans:        Approximately $620.3 million of mortgage loans
                                that may or may not have original principal
                                balances that conform to the original principal
                                balance limits for one- to four- family
                                residential mortgage loan guidelines for
                                purchase adopted by Freddie Mac and Fannie Mae.
--------------------------------------------------------------------------------
Monthly Servicer Advances:      The Servicer will be obligated to advance its
                                own funds in an amount equal to the aggregate of
                                all payments of principal and interest (net of
                                servicing fees), as applicable, that were due
                                during the related Due Period on the mortgage
                                loans and not received by the related
                                determination date. Advances are required to be
                                made only to the extent they are deemed by the
                                Servicer to be recoverable from related late
                                collections, insurance proceeds, condemnation
                                proceeds, liquidation proceeds or subsequent
                                recoveries.
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

[BARCLAYS CAPITAL - LOGO]              5

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                 September 13, 2006
Securitized Asset Backed Receivables LLC Trust 2006-HE2
--------------------------------------------------------------------------------


Summary of Terms (cont'd)
--------------------------------------------------------------------------------
Expense Fee Rate:               The Expense Fee Rate with respect to each
                                mortgage loan will be a per annum rate equal to
                                the sum of the servicing fee rate and the
                                trustee fee rate.
--------------------------------------------------------------------------------
Servicing Fee Rate:             The servicing fee rate with respect to each
                                mortgage loan will be 0.50% per annum.
--------------------------------------------------------------------------------
Pricing Prepayment Speed:       Fixed Rate Mortgage Loans: CPR starting at
                                approximately 4.6% CPR in month 1 and increasing to 23% CPR in month 12 (18.4%/11 increase for each month), and remaining at 23% CPR thereafter.

                                ARM Mortgage Loans: CPR starting at
                                approximately 2% CPR in month 1 and increasing
                                to 30% CPR in month 12 (28%/11 increase for each
                                month), remaining at 30% CPR in months 13
                                through month 22, increasing to 50% CPR in month
                                23 and remaining at 50% through month 27,
                                decreasing to 35% in month 28 and remaining at
                                35% thereafter.
--------------------------------------------------------------------------------
Credit Enhancement:             The credit enhancement provided for the benefit
                                of the holders of the certificates consists
                                solely of: (a) the use of excess interest to
                                cover losses on the mortgage loans and as a
                                distribution of principal to maintain
                                overcollateralization; (b) the subordination of
                                distributions on the more subordinate classes of
                                certificates to the required distributions on
                                the more senior classes of certificates; and (c)
                                the allocation of losses to the most subordinate
                                classes of certificates.
--------------------------------------------------------------------------------
Senior Enhancement
Percentage:                     For any Distribution Date, the percentage
                                obtained by dividing (x) the sum of (i) the
                                aggregate Class Certificate Balances of the
                                Class M and Class B Certificates and (ii) the
                                Subordinated Amount (in each case after taking
                                into account the distributions of the related
                                Principal Distribution Amount for that
                                Distribution Date) by (y) the aggregate Stated
                                Principal Balance of the mortgage loans for that
                                Distribution Date.
--------------------------------------------------------------------------------
Stepdown Date:                  The later to occur of:

                                    (i) the earlier to occur of:
                                        (a) the Distribution Date in October
                                        2009 and
                                        (b) the Distribution Date following the
                                        Distribution Date on which the aggregate
                                        Class Certificate Balances of the Class
                                        A Certificates have been reduced to
                                        zero; and

                                    (ii)the first Distribution Date on which the
                                        Senior Enhancement Percentage
                                        (calculated for this purpose only after
                                        taking into account payments of
                                        principal applied to reduce the Stated
                                        Principal Balance of the mortgage loans
                                        for that Distribution Date but prior to
                                        any applications of Principal
                                        Distribution Amount to the certificates)
                                        is greater than or equal to the
                                        Specified Senior Enhancement Percentage
                                        (approximately 44.00%).
--------------------------------------------------------------------------------
Trigger Event:                  Either a Cumulative Loss Trigger Event or a
                                Delinquency Trigger Event.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

[BARCLAYS CAPITAL - LOGO]              6

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                 September 13, 2006
Securitized Asset Backed Receivables LLC Trust 2006-HE2
--------------------------------------------------------------------------------


Summary of Terms (cont'd)
--------------------------------------------------------------------------------
Delinquency Trigger Event:      With respect to any Distribution Date, the
                                circumstances in which the quotient (expressed
                                as a percentage) of (x) the rolling three-month
                                average of the aggregate unpaid principal
                                balance of mortgage loans that are 60 days or
                                more delinquent (including mortgage loans in
                                foreclosure, mortgage loans related to REO
                                property and mortgage loans where the mortgagor
                                has filed for bankruptcy) and (y) the aggregate
                                unpaid principal balance of the mortgage loans
                                as of the last day of the related Due Period,
                                equals or exceeds 36.00% of the prior period's
                                Senior Enhancement Percentage.
--------------------------------------------------------------------------------
Cumulative Loss Trigger Event:  With respect to any Distribution Date beginning with October 2008, the circumstances in which the aggregate amount of realized losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate
                                Stated Principal Balance of the mortgage loans as of the Cut-off Date exceeds the applicable percentages (described below) with respect to such Distribution Date.

                                ---------------------------------------------------------------------------------------------------
                                Distribution Date Occurring in                  Loss Percentage
                                ------------------------------                  ---------------
                                October 2008 through September 2009             1.400% for the first month, plus an additional
                                                                                1/12th of 1.750% for each month thereafter (e.g.,
                                                                                2.275% in April 2009)
                                October 2009 through September 2010             3.150% for the first month, plus an additional
                                                                                1/12th of 1.800% for each month thereafter (e.g.,
                                                                                4.050% in April 2010)
                                October 2010 through September 2011             4.950% for the first month, plus an additional
                                                                                1/12th of 1.400% for each month thereafter (e.g.,
                                                                                5.650% in April 2011)
                                October 2011 through September 2012             6.350% for the first month, plus an additional
                                                                                1/12th of 0.800% for each month thereafter (e.g.,
                                                                                6.750% in April 2012)
                                October 2012 and thereafter                     7.150%
                                ---------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Optional Clean-up Call:         The Servicer may, at its option, purchase the
                                mortgage loans and REO properties and terminate
                                the trust on any Distribution Date when the
                                aggregate Stated Principal Balance of the
                                mortgage loans, as of the last day of the
                                related due period, is equal to or less than 10%
                                of the aggregate Stated Principal Balance of the
                                mortgage loans as of the Cut-off Date.
--------------------------------------------------------------------------------
Swap and Interest
Rate Cap Provider:              Barclays Bank PLC, as Swap and Interest Rate Cap
                                Provider, is a public limited company registered
                                in England and Wales. Barclays Bank PLC engages
                                in a diverse banking and investment banking
                                business and regularly engages in derivatives
                                transactions in a variety of markets. As of the
                                date hereof, Barclays Bank PLC is rated AA+ by
                                Fitch, AA by S&P and Aa1 by Moody's.
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

[BARCLAYS CAPITAL - LOGO]              7

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                 September 13, 2006
Securitized Asset Backed Receivables LLC Trust 2006-HE2
--------------------------------------------------------------------------------


Summary of Terms (cont'd)
--------------------------------------------------------------------------------
Interest Rate Swap Agreement:   On the Closing Date, the Trust will enter into a
                                Swap Agreement with an initial notional amount of approximately $994,058,000. Under the Swap
                                Agreement, the Trust will be obligated to pay on each distribution date an amount equal to [5.304]% per annum on the notional amount set forth on the attached Swap Agreement schedule and the Trust will be entitled to receive an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement from the Swap Provider, until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party ("Net Swap Payment").

                                Generally, the Net Swap Payment will be
                                deposited into a supplemental interest account (the "Supplemental Interest Account") by the Trustee pursuant to the Pooling and Servicing Agreement and amounts on deposit in the Supplemental Interest Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.

                                Upon early termination of the Swap Agreement,
                                the Trust or the Swap Provider may be liable to
                                make a termination payment (the "Swap
                                Termination Payment") to the other party
                                (regardless of which party caused the
                                termination). The Swap Termination Payment will
                                be computed in accordance with the procedures
                                set forth in the Swap Agreement. In the event
                                that the Trust is required to make a Swap
                                Termination Payment, in certain instances, that
                                payment will be paid on the related Distribution
                                Date, and on any subsequent Distribution Dates
                                until paid in full, prior to distributions to
                                Certificateholders.
--------------------------------------------------------------------------------
Interest Rate Cap Agreement:    On the Closing Date, the Trust will enter into
                                an Interest Rate Cap Agreement with an initial notional amount of $0. Under the Interest Rate
                                Cap Agreement, the Trust will be obligated to pay, on each distribution date, to the Trustee an amount equal to the product of (a) the excess, if any, of (i) the then current 1-month
                                LIBOR rate and (ii) [5.380]% and (b) an amount equal to the lesser of (x) the cap notional amount set forth on the attached Cap Agreement schedule and (y) the excess of (A) the aggregate
                                Class Certificate Balance of the Class A, M and
                                B Certificates (prior to taking into account any distributions on such distribution date) over
                                (B) the then current notional amount set forth on the attached Swap Agreement schedule, based on an "actual/360" basis until the Interest Rate
                                Cap Agreement is terminated.

                                Generally, the cap payments will be deposited
                                into the Supplemental Interest Account by the
                                Trustee pursuant to the Pooling and Servicing
                                Agreement and amounts on deposit in the
                                Supplemental Interest Account will be
                                distributed in accordance with the terms set
                                forth in the Pooling and Servicing Agreement.
--------------------------------------------------------------------------------
Credit Enhancement                  Initial                    Target
Percentage:                     Credit Enhancement       Credit Enhancement
-----------                     ------------------       ------------------
                                Class A:    22.00%       Class A:   44.00%
                                Class M-1:  16.65%       Class M-1: 33.30%
                                Class M-2:  12.10%       Class M-2: 24.20%
                                Class M-3:  10.50%       Class M-3: 21.00%
                                Class M-4:   7.20%       Class M-4: 14.40%
                                Class M-5:   6.25%       Class M-5: 12.50%
                                Class B-1:   5.10%       Class B-1: 10.20%
                                Class B-2:   4.35%       Class B-2:  8.70%
                                Class B-3:   3.10%       Class B-3:  6.20%
                                Class B-4:   1.80%       Class B-4:  3.60%
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

[BARCLAYS CAPITAL - LOGO]              8

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                 September 13, 2006
Securitized Asset Backed Receivables LLC Trust 2006-HE2
--------------------------------------------------------------------------------


Summary of Terms (cont'd)
--------------------------------------------------------------------------------
Step-up Coupons:                For all LIBOR Certificates the interest rate
                                will increase on the Distribution Date following
                                the Optional Clean-up Call date, should the call
                                not be exercised. At that time, the Class A
                                fixed margins will be 2x their respective
                                initial fixed margins and the Class M and Class
                                B fixed margins will be 1.5x their respective
                                initial fixed margins.
--------------------------------------------------------------------------------
Class A-1 Pass-Through Rate:    The Class A-1 certificates will accrue interest
                                at a per annum rate equal to the lesser of:

                                     (i)  one-month LIBOR plus [ ] bps ([ ] bps
                                          after the first Distribution Date on
                                          which the Optional Clean-up Call is
                                          exercisable) and

                                     (ii) the Group I Loan Cap.
--------------------------------------------------------------------------------
Class A-2A Pass-Through Rate:   The Class A-2A certificates will accrue interest
                                at a per annum rate equal to the lesser of:

                                     (i) one-month LIBOR plus [ ] bps ([ ] bps
                                          after the first Distribution Date on
                                          which the Optional Clean-up Call is
                                          exercisable) and

                                     (ii) the Group II Loan Cap.
--------------------------------------------------------------------------------
Class A-2B Pass-Through Rate:   The Class A-2B certificates will accrue interest
                                at a per annum rate equal to the lesser of:

                                     (i)  one-month LIBOR plus [ ] bps ([ ] bps
                                          after the first Distribution Date on
                                          which the Optional Clean-up Call is
                                          exercisable) and

                                     (ii) the Group II Loan Cap.
--------------------------------------------------------------------------------
Class A-2C Pass-Through Rate:   The Class A-2C certificates will accrue interest
                                at a per annum rate equal to the lesser of:

                                     (i)  one-month LIBOR plus [ ] bps ([ ] bps
                                          after the first Distribution Date on
                                          which the Optional Clean-up Call is
                                          exercisable) and

                                     (ii) the Group II Loan Cap.
--------------------------------------------------------------------------------
Class A-2D Pass-Through Rate:   The Class A-2D certificates will accrue interest
                                at a per annum rate equal to the lesser of:

                                     (i)  one-month LIBOR plus [ ] bps ([ ] bps
                                          after the first Distribution Date on
                                          which the Optional Clean-up Call is
                                          exercisable) and

                                     (ii) the Group II Loan Cap.
--------------------------------------------------------------------------------
Class M-1 Pass-Through Rate:    The Class M-1 certificates will accrue interest
                                at a per annum rate equal to the lesser of:

                                     (i)  one-month LIBOR plus [ ] bps ([ ] bps
                                          after the first Distribution Date on
                                          which the Optional Clean-up Call is
                                          exercisable) and

                                     (ii) the Pool Cap.
--------------------------------------------------------------------------------
Class M-2 Pass-Through Rate:    The Class M-2 certificates will accrue interest
                                at a per annum rate equal to the lesser of:

                                     (i)  one-month LIBOR plus [ ] bps ([ ] bps
                                          after the first Distribution Date on
                                          which the Optional Clean-up Call is
                                          exercisable and

                                     (ii) the Pool Cap.
--------------------------------------------------------------------------------
Class M-3 Pass-Through Rate:    The Class M-3 certificates will accrue interest
                                at a per annum rate equal to the lesser of:

                                     (i)  one-month LIBOR plus [ ] bps ([ ] bps
                                          after the first Distribution Date on
                                          which the Optional Clean-up Call is
                                          exercisable) and

                                     (ii) the Pool Cap.
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

[BARCLAYS CAPITAL - LOGO]              9

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                 September 13, 2006
Securitized Asset Backed Receivables LLC Trust 2006-HE2
--------------------------------------------------------------------------------


Summary of Terms (cont'd)
--------------------------------------------------------------------------------
Class M-4 Pass-Through Rate:    The Class M-4 certificates will accrue interest
                                at a per annum rate equal to the lesser of:

                                     (i)  one-month LIBOR plus [ ] bps ([ ] bps
                                          after the first Distribution Date on
                                          which the Optional Clean-up Call is
                                          exercisable) and

                                     (ii) the Pool Cap.
--------------------------------------------------------------------------------
Class M-5 Pass-Through Rate:    The Class M-5 certificates will accrue interest
                                at a per annum rate equal to the lesser of:

                                     (i)  one-month LIBOR plus [ ] bps ([ ] bps
                                          after the first Distribution Date on
                                          which the Optional Clean-up Call is
                                          exercisable) and

                                     (ii) the Pool Cap.
--------------------------------------------------------------------------------
Class B-1 Pass-Through Rate:    The Class B-1 certificates will accrue interest
                                at a per annum rate equal to the lesser of:

                                     (i)  one-month LIBOR plus [ ] bps ([ ] bps
                                          after the first Distribution Date on
                                          which the Optional Clean-up Call is
                                          exercisable) and

                                     (ii) the Pool Cap.
--------------------------------------------------------------------------------
Class B-2 Pass-Through Rate:    The Class B-2 certificates will accrue interest
                                at a per annum rate equal to the lesser of:

                                     (i)  one-month LIBOR plus [ ] bps ([ ] bps
                                          after the first Distribution Date on
                                          which the Optional Clean-up Call is
                                          exercisable) and

                                     (ii) the Pool Cap.
--------------------------------------------------------------------------------
Class B-3 Pass-Through Rate:    The Class B-3 certificates will accrue interest
                                at a per annum rate equal to the lesser of:

                                     (i)  one-month LIBOR plus [ ] bps ([ ] bps
                                          after the first Distribution Date on
                                          which the Optional Clean-up Call is
                                          exercisable) and

                                     (ii) the Pool Cap.
--------------------------------------------------------------------------------
Class B-4 Pass-Through Rate:    The Class B-4 certificates will accrue interest
                                at a per annum rate equal to the lesser of:

                                     (i)  one-month LIBOR plus [ ] bps ([ ] bps
                                          after the first Distribution Date on
                                          which the Optional Clean-up Call is
                                          exercisable) and

                                     (ii) the Pool Cap.
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

[BARCLAYS CAPITAL - LOGO]              10

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                 September 13, 2006
Securitized Asset Backed Receivables LLC Trust 2006-HE2
--------------------------------------------------------------------------------


Summary of Terms (cont'd)
--------------------------------------------------------------------------------
Group I Loan Cap:               Product of:
                                     (i)  (a) the weighted average of the
                                          mortgage rates for the Group I
                                          Mortgage Loans (in each case, less the
                                          applicable Expense Fee Rate) then in
                                          effect on the beginning of the related
                                          Due Period, minus (b) the product of
                                          (x) the Net Swap Payment plus any Swap
                                          Termination Payment (other than a
                                          Defaulted Swap Termination Payment)
                                          made to the Swap Provider, if any,
                                          expressed as a percentage, equal to a
                                          fraction, the numerator of which is
                                          equal to the Net Swap Payment made to
                                          the Swap Provider and the denominator
                                          of which is equal to the aggregate
                                          principal balance of the Mortgage
                                          Loans (the "Net Swap Payment Rate")
                                          and (y) 12.

                                     (ii) a fraction, the numerator of which is
                                          30 and the denominator of which is the
                                          actual number of days in the related
                                          Interest Accrual Period.
--------------------------------------------------------------------------------
Group II Loan Cap:              Product of:
                                     (i)  (a) the weighted average of the
                                          mortgage rates for the Group II
                                          Mortgage Loans (in each case, less the
                                          applicable Expense Fee Rate) then in
                                          effect on the beginning of the related
                                          Due Period, minus (b) the product of
                                          (x) the Net Swap Payment plus any Swap
                                          Termination Payment (other than a
                                          Defaulted Swap Termination Payment)
                                          made to the Swap Provider, if any,
                                          expressed as a percentage, equal to a
                                          fraction, the numerator of which is
                                          equal to the Net Swap Payment made to
                                          the Swap Provider and the denominator
                                          of which is equal to the aggregate
                                          principal balance of the Mortgage
                                          Loans (the "Net Swap Payment Rate")
                                          and (y) 12.

                                     (ii) a fraction, the numerator of which is
                                          30 and the denominator of which is the
                                          actual number of days in the related
                                          Interest Accrual Period.
--------------------------------------------------------------------------------
Pool Cap:                       The weighted average of (a) Group I Loan Cap and
                                (b) Group II Loan Cap weighted on the basis of
                                the related Group Subordinate Amount.
--------------------------------------------------------------------------------
Group Subordinate Amount:       For any Distribution Date,

                                     (i)  for the Group I Mortgage Loans, will
                                          be equal to the excess of the
                                          aggregate principal balance of the
                                          Group I Mortgage Loans as of the
                                          beginning of the related Due Period
                                          over the Class Certificate Balance of
                                          the Class A-1 certificates immediately
                                          prior to such Distribution Date and

                                     (ii) for the Group II Mortgage Loans, will
                                          be equal to the excess of the
                                          aggregate principal balance of the
                                          Group II Mortgage Loans as of the
                                          beginning of the related Due Period
                                          over the Class Certificate Balance of
                                          the Class A-2 Certificates immediately
                                          prior to such Distribution Date.
--------------------------------------------------------------------------------
Basis Risk Carry Forward
Amount: On any Distribution Date and for any class of LIBOR Certificates is the sum of:

                                (x) the excess of:

                                     (i)  the amount of interest that class of
                                          certificates would have been entitled
                                          to receive on that Distribution Date
                                          had the Pass-Through Rate not been
                                          subject to the Group I Loan Cap, the
                                          Group II Loan Cap or the Pool Cap, as
                                          applicable, over

                                     (ii) the amount of interest that class of
                                          certificates are entitled to receive
                                          on that Distribution Date based on the
                                          Group I Loan Cap, the Group II Loan
                                          Cap or the Pool Cap, as applicable,
                                          and

                                (y)  the unpaid portion of any such excess
                                     described in clause (x) from prior
                                     Distribution Dates (and related accrued
                                     interest at the then applicable
                                     Pass-Through Rate on that class of
                                     certificates, without giving effect to the
                                     Group I Loan Cap, the Group II Loan Cap or
                                     the Pool Cap, as applicable).
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

[BARCLAYS CAPITAL - LOGO]             11

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                 September 13, 2006
Securitized Asset Backed Receivables LLC Trust 2006-HE2
--------------------------------------------------------------------------------


Summary of Terms (cont'd)
--------------------------------------------------------------------------------
Interest Distributions on the   On each Distribution Date, distributions from
LIBOR Certificates:             available funds will be allocated as follows:
                                     (i)      to the Swap Account, net swap
                                              payments and certain swap
                                              termination payments owed to the
                                              Swap Provider, if any;
                                     (ii)     from the Interest Remittance
                                              Amount attributable to the Group I
                                              Mortgage Loans according to the
                                              related Accrued Certificate
                                              Interest and any unpaid interest
                                              shortfall amounts for such class,
                                              as applicable, first, to the Class
                                              A-1 certificates and second, pro
                                              rata to the Class A-2
                                              Certificates;
                                     (iii)    from the Interest Remittance
                                              Amount attributable to the Group
                                              II Mortgage Loans according to the
                                              related Accrued Certificate
                                              Interest and any unpaid interest
                                              shortfall amounts for such class,
                                              as applicable, first, pro rata to
                                              the Class A-2 Certificates and
                                              second, to the Class A-1
                                              certificates;
                                     (iv)     from any remaining Interest
                                              Remittance Amounts to the Class
                                              M-1 certificates, their Accrued
                                              Certificate Interest;
                                     (v)      from any remaining Interest
                                              Remittance Amounts to the Class
                                              M-2 certificates, their Accrued
                                              Certificate Interest;
                                     (vi)     from any remaining Interest
                                              Remittance Amounts to the Class
                                              M-3 certificates, their Accrued
                                              Certificate Interest;
                                     (vii)    from any remaining Interest
                                              Remittance Amounts to the Class
                                              M-4 certificates, their Accrued
                                              Certificate Interest;
                                     (viii)   from any remaining Interest
                                              Remittance Amounts to the Class
                                              M-5 certificates, their Accrued
                                              Certificate Interest;
                                     (ix)     from any remaining Interest
                                              Remittance Amounts to the Class
                                              B-1 certificates, their Accrued
                                              Certificate Interest;
                                     (x)      from any remaining Interest
                                              Remittance Amounts to the Class
                                              B-2 certificates, their Accrued
                                              Certificate Interest;
                                     (xi)     from any remaining Interest
                                              Remittance Amounts to the Class
                                              B-3 certificates, their Accrued
                                              Certificate Interest; and
                                     (xii)    from any remaining Interest
                                              Remittance Amounts to the Class
                                              B-4 certificates, their Accrued
                                              Certificate Interest.
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

[BARCLAYS CAPITAL - LOGO]             12

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                 September 13, 2006
Securitized Asset Backed Receivables LLC Trust 2006-HE2
--------------------------------------------------------------------------------


Summary of Terms (cont'd)
--------------------------------------------------------------------------------
Principal Distribution on the   On each Distribution Date (a) prior to the
LIBOR Certificates:             Stepdown Date or (b) on which a Trigger Event is
                                in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:

                                (i)  to the Class A Certificates, allocated
                                     between the Class A Certificates as
                                     described below, until their Class
                                     Certificate Balances have been reduced to zero;

                                (ii) to the Class M-1 certificates, until their
                                     Class Certificate Balance has been reduced to zero;

                                (iii)to the Class M-2 certificates, until their
                                     Class Certificate Balance has been reduced to zero;

                                (iv) to the Class M-3 certificates, until their
                                     Class Certificate Balance has been reduced to zero;

                                (v) to the Class M-4 certificates, until their Class Certificate Balance has been reduced to zero;

                                (vi) to the Class M-5 certificates, until their
                                     Class Certificate Balance has been reduced to zero;

                                (vii)to the Class B-1 certificates, until their
                                     Class Certificate Balance has been reduced to zero;

                                (viii)to the Class B-2 certificates, until their
                                     Class Certificate Balance has been reduced to zero;

                                (ix) to the Class B-3 certificates, until their
                                     Class Certificate Balance has been reduced to zero; and

                                (x) to the Class B-4 certificates, until their Class Certificate Balance has been reduced to zero.
                                On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the principal distributions from the Principal Distribution Amount will be allocated as follows:

                                (i) to the Class A Certificates, the lesser of the Principal Distribution Amount and the Class A Principal Distribution Amount, allocated between the Class A Certificates as described below, until their Class Certificate Balances have been reduced to zero;

                                (ii) to the Class M-1 certificates, the lesser
                                     of the remaining Principal Distribution
                                     Amount and the Class M-1 Principal
                                     Distribution Amount, until their Class
                                     Certificate Balance has been reduced to
                                     zero;

                                (iii)to the Class M-2 certificates, the lesser
                                     of the remaining Principal Distribution
                                     Amount and the Class M-2 Principal
                                     Distribution Amount, until their Class
                                     Certificate Balance has been reduced to
                                     zero;

                                (iv) to the Class M-3 certificates, the lesser
                                     of the remaining Principal Distribution
                                     Amount and the Class M-3 Principal
                                     Distribution Amount, until their Class
                                     Certificate Balance has been reduced to
                                     zero;

                                (v) to the Class M-4 certificates, the lesser of the remaining Principal Distribution Amount and the Class M-4 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                                (vi) to the Class M-5 certificates, the lesser
                                     of the remaining Principal Distribution
                                     Amount and the Class M-5 Principal
                                     Distribution Amount, until their Class
                                     Certificate Balance has been reduced to
                                     zero;

                                (vii)to the Class B-1 certificates, the lesser
                                     of the remaining Principal Distribution
                                     Amount and the Class B-1 Principal
                                     Distribution Amount, until their Class
                                     Certificate Balance has been reduced to
                                     zero;

                                (viii)to the Class B-2 certificates, the lesser
                                     of the remaining Principal Distribution
                                     Amount and the Class B-2 Principal
                                     Distribution Amount, until their Class
                                     Certificate Balance has been reduced to
                                     zero;

                                (ix) to the Class B-3 certificates, the lesser
                                     of the remaining Principal Distribution
                                     Amount and the Class B-3 Principal
                                     Distribution Amount, until their Class
                                     Certificate Balance has been reduced to
                                     zero; and

                                (x) to the Class B-4 certificates, the lesser of the remaining Principal Distribution Amount and the Class B-4 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero.
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

[BARCLAYS CAPITAL - LOGO]             13

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                 September 13, 2006
Securitized Asset Backed Receivables LLC Trust 2006-HE2
--------------------------------------------------------------------------------


Summary of Terms (cont'd)
--------------------------------------------------------------------------------
Allocation of Principal         All principal distributions to the holders of
Payments to Class A             the Class A Certificates on any Distribution
Certificates:                   Date will be allocated concurrently between the
                                Class A-1 certificates and the Class A-2
                                Certificates, based on the Class A Principal
                                Allocation Percentage for the Class A-1
                                certificates and the Class A-2 Certificates, as applicable. However, if the Class Certificate
                                Balances of the Class A Certificates in any Class A Certificate Group are reduced to zero, then the remaining amount of principal distributions distributable to the Class A
                                Certificates on that Distribution Date, and the amount of those principal distributions distributable on all subsequent Distribution
                                Dates, will be distributed to the holders of the Class A Certificates in the other Class A
                                Certificate Group pro rata on the remaining outstanding balances, in accordance with the principal distribution allocations described herein, until their Class Certificate Balances have been reduced to zero. Any payments of principal to the Class A-1 certificates will be made first from payments relating to the Group I
                                Mortgage Loans, and any payments of principal to the Class A-2 Certificates will be made first from payments relating to the Group II Mortgage
                                Loans.

                                Except as described below, any principal distributions allocated to the Class A-2 Certificates are required to be distributed sequentially first, to the Class A-2A certificates, second, to the Class A-2B certificates, third to the Class A-2C certificates, and fourth to the Class A-2D certificates, in each case, until their Class Certificate Balance has been reduced to zero.

                                Notwithstanding the above, in the event that all subordinate classes, including the Class X certificates, have been reduced to zero, principal distributions to the Class A-2 Certificates will be distributed pro rata among the Class A-2A, Class A-2B, Class A-2C and Class A-2D certificates.

--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

[BARCLAYS CAPITAL - LOGO]             14

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                 September 13, 2006
Securitized Asset Backed Receivables LLC Trust 2006-HE2
--------------------------------------------------------------------------------


Summary of Terms (cont'd)
--------------------------------------------------------------------------------
Allocation of Net Monthly       For any Distribution Date, any Net Monthly
Excess Cash Flow:               Excess Cash Flow shall be paid as follows:
                                (a)  to the holders of the Class M-1
                                     certificates, any Unpaid Interest Amount;

                                (b)  to the holders of the Class M-1
                                     certificates, any Unpaid Realized Loss
                                     Amount;

                                (c)  to the holders of the Class M-2
                                     certificates, any Unpaid Interest Amount;

                                (d)  to the holders of the Class M-2
                                     certificates, any Unpaid Realized Loss
                                     Amount;

                                (e)  to the holders of the Class M-3
                                     certificates, any Unpaid Interest Amount;

                                (f)  to the holders of the Class M-3
                                     certificates, any Unpaid Realized Loss
                                     Amount;

                                (g)  to the holders of the Class M-4
                                     certificates, any Unpaid Interest Amount;

                                (h)  to the holders of the Class M-4
                                     certificates, any Unpaid Realized Loss
                                     Amount;

                                (i)  to the holders of the Class M-5
                                     certificates, any Unpaid Interest Amount;

                                (j)  to the holders of the Class M-5
                                     certificates, any Unpaid Realized Loss
                                     Amount;

                                (k)  to the holders of the Class B-1
                                     certificates, any Unpaid Interest Amount;

                                (l)  to the holders of the Class B-1
                                     certificates, any Unpaid Realized Loss
                                     Amount;

                                (m)  to the holders of the Class B-2
                                     certificates, any Unpaid Interest Amount;

                                (n)  to the holders of the Class B-2
                                     certificates, any Unpaid Realized Loss
                                     Amount;

                                (o)  to the holders of the Class B-3
                                     certificates, any Unpaid Interest Amount;

                                (p)  to the holders of the Class B-3
                                     certificates, any Unpaid Realized Loss
                                     Amount;

                                (q)  to the holders of the Class B-4
                                     certificates, any Unpaid Interest Amount;

                                (r)  to the holders of the Class B-4
                                     certificates, any Unpaid Realized Loss
                                     Amount;

                                (s)  to the Excess Reserve Fund Account, the
                                     amount of any Basis Risk Payment for that Distribution Date;

                                (t) from funds on deposit in the Excess Reserve Fund Account with respect to that Distribution Date, an amount equal to any unpaid Basis Risk Carry Forward Amount with respect to the LIBOR Certificates for that Distribution Date to the LIBOR Certificates in the same order and priority in which Accrued Certificate Interest is allocated among those classes of certificates except that the Class A Certificates will be paid
                                     (a) first, pro rata, based upon their
                                     respective Class Certificate Balances only with respect to those Class A Certificates with an outstanding Basis Risk Carry Forward Amount and (b) second, pro rata based on any outstanding Basis Risk Carry Forward Amount remaining unpaid;

                                (u) to the Class X certificates, those amounts as described in the pooling and servicing agreement;

                                (v) to the holders of the Class R certificates, any remaining amount;

                                (w)  to the extent not paid from available
                                     funds, from the Supplemental Interest
                                     Account, to pay any unpaid interest on the Class A Certificates, pro rata, including any accrued and unpaid interest from a prior Distribution Date, then to pay any unpaid interest including any accrued and unpaid interest from prior Distribution Dates to the Class M Certificates sequentially, and then to pay any unpaid interest including any accrued and unpaid interest from prior Distribution Dates to the Class B Certificates sequentially;

                                (x)  to the extent not paid from available
                                     funds, from the Supplemental Interest
                                     Account, to pay Basis Risk Carry Forward
                                     Amounts on the Class A, Class M and Class B
                                     Certificates remaining unpaid in the same
                                     order of priority as described in (t)
                                     above;
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

[BARCLAYS CAPITAL - LOGO]             15

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                 September 13, 2006
Securitized Asset Backed Receivables LLC Trust 2006-HE2
--------------------------------------------------------------------------------


Summary of Terms (cont'd)
--------------------------------------------------------------------------------
Allocation of Net Monthly
Excess Cash Flow (cont'd):      (y)  to the extent not paid from available
                                     funds, from the Supplemental Interest
                                     Account, to pay any principal on the Class
                                     A Certificates, on the Class M Certificates and on the Class B Certificates, in accordance with the principal payment provisions described above (under
                                     "Principal Distributions on the LIBOR
                                     Certificates") in an amount necessary to restore the applicable Specified
                                     Subordinated Amount as a result of current or prior realized losses not previously reimbursed;

                                (z)  to the extent not paid from available
                                     funds, from the Supplemental Interest
                                     Account, to pay any Unpaid Realized Loss
                                     Amounts remaining on the Class M
                                     Certificates and Class B Certificates,
                                     sequentially; and

                                (aa) from the Supplemental Interest Account, any
                                     remaining amounts to be distributed to the
                                     Class X certificates in accordance with the
                                     pooling and servicing agreement.
--------------------------------------------------------------------------------
Interest Remittance Amount:     With respect to any Distribution Date and the
                                mortgage loans in a loan group, that portion of
                                available funds attributable to interest
                                relating to mortgage loans in that mortgage loan
                                group.
--------------------------------------------------------------------------------
Accrued Certificate Interest:   For each class of LIBOR Certificates on any
                                Distribution Date, the amount of interest
                                accrued during the related Interest Accrual
                                Period on the related Class Certificate Balance
                                immediately prior to such Distribution Date at
                                the related Pass-Through Rate, as reduced by
                                that class's share of net prepayment interest
                                shortfalls and any shortfalls resulting from the
                                application of the Servicemembers Civil Relief
                                Act or any similar state statute.
--------------------------------------------------------------------------------
Principal Distribution Amount:  For each Distribution Date will equal the sum of
                                (i) the Basic Principal Distribution Amount for
                                that Distribution Date and (ii) the Extra
                                Principal Distribution Amount for that
                                Distribution Date.
--------------------------------------------------------------------------------
Basic Principal Distribution    With respect to any Distribution Date, the
Amount:                         excess of (i) the aggregate Principal Remittance
                                Amount for that Distribution Date over (ii) the
                                Excess Subordinated Amount, if any, for that
                                Distribution Date.
--------------------------------------------------------------------------------
Net Monthly Excess Cash Flow:   Available Funds remaining after the amount
                                necessary to make all payments of interest and
                                principal to the LIBOR certificates, as
                                described under "Interest Distributions on the
                                LIBOR Certificates" and "Principal Distributions
                                on the LIBOR Certificates" above.
--------------------------------------------------------------------------------
Extra Principal Distribution    As of any Distribution Date, the
Amount:                         lesser of (x) the Total Monthly Excess Spread
                                for that Distribution Date and (y) the
                                Subordination Deficiency, if any, for that
                                Distribution Date.
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

[BARCLAYS CAPITAL - LOGO]             16

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                 September 13, 2006
Securitized Asset Backed Receivables LLC Trust 2006-HE2
--------------------------------------------------------------------------------


Summary of Terms (cont'd)
--------------------------------------------------------------------------------
Total Monthly Excess Spread:         As to any Distribution Date equals the
                                     excess, if any, of (x) the interest on the
                                     mortgage loans received by the Servicer on
                                     or prior to the related Determination Date
                                     or advanced by the Servicer for the related
                                     Servicer Remittance Date, net of the
                                     servicing fee and the trustee fee, over (y)
                                     the sum of the amount paid as interest to
                                     the Certificates at their respective
                                     Pass-Through Rates and any Net Swap Payment
                                     and Swap Termination Payment (other than a
                                     Defaulted Swap Termination Payment) payable
                                     to the Swap Provider.
--------------------------------------------------------------------------------
Subordinated Amount:                 With respect to any Distribution Date, the
                                     excess, if any, of (a) the aggregate Stated
                                     Principal Balance of the mortgage loans for
                                     that Distribution Date (after taking into
                                     account principal received on the mortgage
                                     loans that is distributed on that
                                     Distribution Date) over (b) the aggregate
                                     Class Certificate Balance of the LIBOR
                                     Certificates as of that date (after taking
                                     into account principal received on the
                                     mortgage loans that is distributed on that
                                     Distribution Date).
--------------------------------------------------------------------------------
Specified Subordinated               Prior to the Stepdown Date, an amount equal
Amount:                              to 1.80% of the aggregate Stated Principal
                                     Balance of the mortgage loans as of the
                                     Cut-off Date. On and after the Stepdown
                                     Date, an amount equal to 3.60% of the
                                     aggregate Stated Principal Balance of the
                                     mortgage loans for that Distribution Date
                                     (after taking into account principal
                                     received on the mortgage loans that is
                                     distributed on that Distribution Date),
                                     subject to a minimum amount equal to 0.50%
                                     of the aggregate Stated Principal Balance
                                     of the mortgage loans as of the Cut-off
                                     Date; provided, however, that if, on any
                                     Distribution Date, a Trigger Event exists,
                                     the Specified Subordinated Amount will not
                                     be reduced to the applicable percentage of
                                     the then Stated Principal Balance of the
                                     mortgage loans but instead remain the same
                                     as the prior period's Specified
                                     Subordinated Amount until the Distribution
                                     Date on which a Trigger Event no longer
                                     exists. When the Class Certificate Balance
                                     of each class of LIBOR Certificates has
                                     been reduced to zero, the Specified
                                     Subordinated Amount will thereafter equal
                                     zero.
--------------------------------------------------------------------------------
Excess Subordinated Amount:          With respect to any Distribution Date, the
                                     excess, if any, of (a) the Subordinated
                                     Amount on that Distribution Date over (b)
                                     the Specified Subordinated Amount.
--------------------------------------------------------------------------------
Subordination Deficiency:            With respect to any Distribution Date, the
                                     excess, if any, of (a) the Specified
                                     Subordinated Amount for that Distribution
                                     Date over (b) the Subordinated Amount for
                                     that Distribution Date.
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

[BARCLAYS CAPITAL - LOGO]             17

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                 September 13, 2006
Securitized Asset Backed Receivables LLC Trust 2006-HE2
--------------------------------------------------------------------------------


Summary of Terms (cont'd)
--------------------------------------------------------------------------------

Principal Remittance Amount:    With respect to any Distribution Date, to the
                                extent of funds available as described in the
                                prospectus supplement, the amount equal to the
                                sum of the following amounts (without
                                duplication) with respect to the related Due
                                Period: (i) each scheduled payment of principal
                                on a mortgage loan due during the related Due
                                Period and received by the Servicer on or prior
                                to the related determination date or advanced by
                                the Servicer for the related Servicer remittance
                                date; (ii) all full and partial principal
                                prepayments on mortgage loans received during
                                the related Prepayment Period; (iii) all net
                                liquidation proceeds, condemnation proceeds,
                                insurance proceeds and subsequent recoveries
                                received on the mortgage loans and allocable to
                                principal; (iv) the portion of the purchase
                                price allocable to principal with respect to
                                each deleted mortgage loan that was repurchased
                                during the period from the prior Distribution
                                Date through the business day prior to the
                                current Distribution Date; (v) the Substitution
                                Adjustment Amounts received in connection with
                                the substitution of any mortgage loan as of that
                                Distribution Date; and (vi) the allocable
                                portion of the proceeds received with respect to
                                the Optional Clean-up Call (to the extent they
                                relate to principal).
--------------------------------------------------------------------------------
Class A Principal               For any Distribution Date is the percentage
Allocation Percentage:          equivalent of a fraction, determined as follows:

                                (1) with respect to the Class A-1 certificates, a fraction, the numerator of which is the portion of the Principal Remittance Amount for that Distribution Date that is attributable to the principal received or advanced on the Group I Mortgage Loans and the denominator of which is the Principal Remittance Amount for that Distribution Date; and

                                (2)  with respect to the Class A-2 Certificates,
                                     a fraction, the numerator of which is the
                                     portion of the Principal Remittance Amount
                                     for that Distribution Date that is
                                     attributable to the principal received or
                                     advanced on the Group II Mortgage Loans and
                                     the denominator of which is the Principal
                                     Remittance Amount for that Distribution
                                     Date.
--------------------------------------------------------------------------------
Class A Principal               For any Distribution Date is the excess of (a)
Distribution Amount:            the aggregate Class Certificate Balance of the
                                Class A Certificates immediately prior to that
                                Distribution Date over (b) the lesser of (x)
                                approximately 56.00% of the aggregate Stated
                                Principal Balance of the mortgage loans for that
                                Distribution Date and (y) the excess, if any, of
                                the aggregate Stated Principal Balance of the
                                mortgage loans for that Distribution Date over
                                $5,124,013.
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

[BARCLAYS CAPITAL - LOGO]             18

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                 September 13, 2006
Securitized Asset Backed Receivables LLC Trust 2006-HE2
--------------------------------------------------------------------------------


Summary of Terms (cont'd)
--------------------------------------------------------------------------------
Class M-1 Principal             With respect to any Distribution Date is the
Distribution Amount:            excess of (i) the sum of (a) the aggregate Class
                                Certificate Balances of the Class A Certificates
                                (after taking into account distribution of the
                                Class A Principal Distribution Amount on that
                                Distribution Date) and (b) the Class Certificate
                                Balance of the Class M-1 certificates
                                immediately prior to that Distribution Date over
                                (ii) the lesser of (a) approximately 66.70% of
                                the aggregate Stated Principal Balance of the
                                mortgage loans for that Distribution Date and
                                (b) the excess, if any, of the aggregate Stated
                                Principal Balance of the mortgage loans for that
                                Distribution Date over $5,124,013.
--------------------------------------------------------------------------------
Class M-2 Principal             With respect to any Distribution Date is the
Distribution  Amount:           excess of (i) the sum of (a) the aggregate Class
                                Certificate Balances of the Class A Certificates
                                (after taking into account distribution of the
                                Class A Principal Distribution Amount on that
                                Distribution Date), (b) the Class Certificate
                                Balance of the Class M-1 certificates (after
                                taking into account distribution of the Class
                                M-1 Principal Distribution Amount on that
                                Distribution Date) and (c) the Class Certificate
                                Balance of the Class M-2 certificates
                                immediately prior to that Distribution Date over
                                (ii) the lesser of (a) approximately 75.80% of
                                the aggregate Stated Principal Balance of the
                                mortgage loans for that Distribution Date and
                                (b) the excess, if any, of the aggregate Stated
                                Principal Balance of the mortgage loans for that
                                Distribution Date over $5,124,013.
--------------------------------------------------------------------------------
Class M-3 Principal             With respect to any Distribution Date is the
Distribution Amount:            excess of (i) the sum of (a) the aggregate Class
                                Certificate Balances of the Class A Certificates
                                (after taking into account distribution of the
                                Class A Principal Distribution Amount on that
                                Distribution Date), (b) the Class Certificate
                                Balance of the Class M-1 certificates (after
                                taking into account distribution of the Class
                                M-1 Principal Distribution Amount on that
                                Distribution Date), (c) the Class Certificate
                                Balance of the Class M-2 certificates (after
                                taking into account distribution of the Class
                                M-2 Principal Distribution Amount on that
                                Distribution Date) and (d) the Class Certificate
                                Balance of the Class M-3 certificates
                                immediately prior to that Distribution Date over
                                (ii) the lesser of (a) approximately 79.00% of
                                the aggregate Stated Principal Balance of the
                                mortgage loans for that Distribution Date and
                                (b) the excess, if any, of the aggregate Stated
                                Principal Balance of the mortgage loans for that
                                Distribution Date over $5,124,013.
--------------------------------------------------------------------------------
Class M-4 Principal             With respect to any Distribution Date is the
Distribution Amount:            excess of (i) the sum of (a) the aggregate Class
                                Certificate Balances of the Class A Certificates
                                (after taking into account distribution of the
                                Class A Principal Distribution Amount on that
                                Distribution Date), (b) the Class Certificate
                                Balance of the Class M-1 certificates (after
                                taking into account distribution of the Class
                                M-1 Principal Distribution Amount on that
                                Distribution Date), (c) the Class Certificate
                                Balance of the Class M-2 certificates (after
                                taking into account distribution of the Class
                                M-2 Principal Distribution Amount on that
                                Distribution Date), (d) the Class Certificate
                                Balance of the Class M-3 certificates (after
                                taking into account distribution of the Class
                                M-3 Principal Distribution Amount on that
                                Distribution Date) and (e) the Class Certificate
                                Balance of the Class M-4 certificates
                                immediately prior to that Distribution Date over
                                (ii) the lesser of (a) approximately 85.60% of
                                the aggregate Stated Principal Balance of the
                                mortgage loans for that Distribution Date and
                                (b) the excess, if any, of the aggregate Stated
                                Principal Balance of the mortgage loans for that
                                Distribution Date over $5,124,013.
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

[BARCLAYS CAPITAL - LOGO]             19

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                 September 13, 2006
Securitized Asset Backed Receivables LLC Trust 2006-HE2
--------------------------------------------------------------------------------


Summary of Terms (cont'd)
--------------------------------------------------------------------------------
Class M-5 Principal             With respect to any Distribution Date is the
Distribution Amount:            excess of (i) the sum of (a) the aggregate Class
                                Certificate Balances of the Class A Certificates
                                (after taking into account distribution of the Class A Principal Distribution Amount on that
                                Distribution Date), (b) the Class Certificate
                                Balance of the Class M-1 certificates (after taking into account distribution of the Class
                                M-1 Principal Distribution Amount on that
                                Distribution Date), (c) the Class Certificate
                                Balance of the Class M-2 certificates (after taking into account distribution of the Class
                                M-2 Principal Distribution Amount on that
                                Distribution Date), (d) the Class Certificate
                                Balance of the Class M-3 certificates (after taking into account distribution of the Class
                                M-3 Principal Distribution Amount on that
                                Distribution Date), (e) the Class Certificate
                                Balance of the Class M-4 certificates (after taking into account distribution of the Class
                                M-4 Principal Distribution Amount on that
                                Distribution Date), and (f) the Class
                                Certificate Balance of the Class M-5
                                certificates immediately prior to that
                                Distribution Date over (ii) the lesser of (a) approximately 87.50% of the aggregate Stated
                                Principal Balance of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over $5,124,013.

--------------------------------------------------------------------------------
Class B-1 Principal             With respect to any Distribution Date is the
Distribution Amount:            excess of (i) the sum of (a) the aggregate Class
                                Certificate Balances of the Class A Certificates
                                (after taking into account distribution of the
                                Class A Principal Distribution Amount on that
                                Distribution Date), (b) the Class Certificate
                                Balance of the Class M-1 certificates (after
                                taking into account distribution of the Class
                                M-1 Principal Distribution Amount on that
                                Distribution Date), (c) the Class Certificate
                                Balance of the Class M-2 certificates (after
                                taking into account distribution of the Class
                                M-2 Principal Distribution Amount on that
                                Distribution Date), (d) the Class Certificate
                                Balance of the Class M-3 certificates (after
                                taking into account distribution of the Class
                                M-3 Principal Distribution Amount on that
                                Distribution Date), (e) the Class Certificate
                                Balance of the Class M-4 certificates (after
                                taking into account distribution of the Class
                                M-4 Principal Distribution Amount on that
                                Distribution Date), (f) the Class Certificate
                                Balance of the Class M-5 certificates (after
                                taking into account distribution of the Class
                                M-5 Principal Distribution Amount on that
                                Distribution Date) and (g) the Class Certificate
                                Balance of the Class B-1 certificates
                                immediately prior to that Distribution Date over
                                (ii) the lesser of (a) approximately 89.80% of
                                the aggregate Stated Principal Balance of the
                                mortgage loans for that Distribution Date and
                                (b) the excess, if any, of the aggregate Stated
                                Principal Balance of the mortgage loans for that
                                Distribution Date over $5,124,013.
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

[BARCLAYS CAPITAL - LOGO]             20

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                 September 13, 2006
Securitized Asset Backed Receivables LLC Trust 2006-HE2
--------------------------------------------------------------------------------


Summary of Terms (cont'd)
--------------------------------------------------------------------------------
Class B-2 Principal             With respect to any Distribution Date is the
Distribution Amount:            excess of (i) the sum of (a) the aggregate Class
                                Certificate Balances of the Class A Certificates
                                (after taking into account distribution of the
                                Class A Principal Distribution Amount on that
                                Distribution Date), (b) the Class Certificate
                                Balance of the Class M-1 certificates (after
                                taking into account distribution of the Class
                                M-1 Principal Distribution Amount on that
                                Distribution Date), (c) the Class Certificate
                                Balance of the Class M-2 certificates (after
                                taking into account distribution of the Class
                                M-2 Principal Distribution Amount on that
                                Distribution Date), (d) the Class Certificate
                                Balance of the Class M-3 certificates (after
                                taking into account distribution of the Class
                                M-3 Principal Distribution Amount on that
                                Distribution Date), (e) the Class Certificate
                                Balance of the Class M-4 certificates (after
                                taking into account distribution of the Class
                                M-4 Principal Distribution Amount on that
                                Distribution Date), (f) the Class Certificate
                                Balance of the Class M-5 certificates (after
                                taking into account distribution of the Class
                                M-5 Principal Distribution Amount on that
                                Distribution Date), (g) the Class Certificate
                                Balance of the Class B-1 certificates (after
                                taking into account distribution of the Class
                                B-1 Principal Distribution Amount on that
                                Distribution Date) and (h) the Class Certificate
                                Balance of the Class B-2 certificates
                                immediately prior to that Distribution Date over
                                (ii) the lesser of (a) approximately 91.30% of
                                the aggregate Stated Principal Balance of the
                                mortgage loans for that Distribution Date and
                                (b) the excess, if any, of the aggregate Stated
                                Principal Balance of the mortgage loans for that
                                Distribution Date over $5,124,013.
--------------------------------------------------------------------------------
Class B-3 Principal             With respect to any Distribution Date is the
Distribution Amount:            excess of (i) the sum of (a) the aggregate Class
                                Certificate Balances of the Class A Certificates
                                (after taking into account distribution of the
                                Class A Principal Distribution Amount on that
                                Distribution Date), (b) the Class Certificate
                                Balance of the Class M-1 certificates (after
                                taking into account distribution of the Class
                                M-1 Principal Distribution Amount on that
                                Distribution Date), (c) the Class Certificate
                                Balance of the Class M-2 certificates (after
                                taking into account distribution of the Class
                                M-2 Principal Distribution Amount on that
                                Distribution Date), (d) the Class Certificate
                                Balance of the Class M-3 certificates (after
                                taking into account distribution of the Class
                                M-3 Principal Distribution Amount on that
                                Distribution Date), (e) the Class Certificate
                                Balance of the Class M-4 certificates (after
                                taking into account distribution of the Class
                                M-4 Principal Distribution Amount on that
                                Distribution Date), (f) the Class Certificate
                                Balance of the Class M-5 certificates (after
                                taking into account distribution of the Class
                                M-5 Principal Distribution Amount on that
                                Distribution Date), (g) the Class Certificate
                                Balance of the Class B-1 certificates (after
                                taking into account distribution of the Class
                                B-1 Principal Distribution Amount on that
                                Distribution Date), (h) the Class Certificate
                                Balance of the Class B-2 certificates (after
                                taking into account distribution of the Class
                                B-2 Principal Distribution Amount on that
                                Distribution Date) and (i) the Class Certificate
                                Balance of the Class B-3 certificates
                                immediately prior to that Distribution Date over
                                (ii) the lesser of (a) approximately 93.80% of
                                the aggregate Stated Principal Balance of the
                                mortgage loans for that Distribution Date and
                                (b) the excess, if any, of the aggregate Stated
                                Principal Balance of the mortgage loans for that
                                Distribution Date over $5,124,013.
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

[BARCLAYS CAPITAL - LOGO]             21

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                 September 13, 2006
Securitized Asset Backed Receivables LLC Trust 2006-HE2
--------------------------------------------------------------------------------


Summary of Terms (cont'd)
--------------------------------------------------------------------------------
Class B-4 Principal             With respect to any Distribution Date is the
Distribution Amount:            excess of (i) the sum of (a) the aggregate Class
                                Certificate Balances of the Class A Certificates
                                (after taking into account distribution of the
                                Class A Principal Distribution Amount on that
                                Distribution Date), (b) the Class Certificate
                                Balance of the Class M-1 certificates (after
                                taking into account distribution of the Class
                                M-1 Principal Distribution Amount on that
                                Distribution Date), (c) the Class Certificate
                                Balance of the Class M-2 certificates (after
                                taking into account distribution of the Class
                                M-2 Principal Distribution Amount on that
                                Distribution Date), (d) the Class Certificate
                                Balance of the Class M-3 certificates (after
                                taking into account distribution of the Class
                                M-3 Principal Distribution Amount on that
                                Distribution Date), (e) the Class Certificate
                                Balance of the Class M-4 certificates (after
                                taking into account distribution of the Class
                                M-4 Principal Distribution Amount on that
                                Distribution Date), (f) the Class Certificate
                                Balance of the Class M-5 certificates (after
                                taking into account distribution of the Class
                                M-5 Principal Distribution Amount on that
                                Distribution Date), (g) the Class Certificate
                                Balance of the Class B-1 certificates (after
                                taking into account distribution of the Class
                                B-1 Principal Distribution Amount on that
                                Distribution Date), (h) the Class Certificate
                                Balance of the Class B-2 certificates (after
                                taking into account distribution of the Class
                                B-2 Principal Distribution Amount on that
                                Distribution Date), (i) the Class Certificate
                                Balance of the Class B-3 certificates (after
                                taking into account distribution of the Class
                                B-3 Principal Distribution Amount on that
                                Distribution Date) and (j) the Class Certificate
                                Balance of the Class B-4 certificates
                                immediately prior to that Distribution Date over
                                (ii) the lesser of (a) approximately 96.40% of
                                the aggregate Stated Principal Balance of the
                                mortgage loans for that Distribution Date and
                                (b) the excess, if any, of the aggregate Stated
                                Principal Balance of the mortgage loans for that
                                Distribution Date over $5,124,013.
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

[BARCLAYS CAPITAL - LOGO]             22

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                 September 13, 2006
Securitized Asset Backed Receivables LLC Trust 2006-HE2
--------------------------------------------------------------------------------

                 ---------------------------------------------
                          Interest Rate Cap Schedule
                 ---------------------------------------------
                 Distribution Date   Balance ($)    Strike (%)
                 ---------------------------------------------
                 10/25/06                         - [5.380]
                 11/25/06             10,472,632.37 [5.380]
                 12/25/06             21,068,493.39 [5.380]
                 01/25/07             31,730,962.20 [5.380]
                 02/25/07             42,402,380.88 [5.380]
                 03/25/07             53,024,239.03 [5.380]
                 04/25/07             63,538,085.64 [5.380]
                 05/25/07             73,875,754.92 [5.380]
                 06/25/07             83,984,379.67 [5.380]
                 07/25/07             93,806,785.74 [5.380]
                 08/25/07            103,282,855.11 [5.380]
                 09/25/07            112,167,934.62 [5.380]
                 10/25/07            120,150,553.12 [5.380]
                 11/25/07            127,281,376.38 [5.380]
                 12/25/07            133,617,168.78 [5.380]
                 01/25/08            139,211,348.42 [5.380]
                 02/25/08            144,117,376.73 [5.380]
                 03/25/08            148,308,917.60 [5.380]
                 04/25/08            149,401,217.03 [5.380]
                 05/25/08            160,864,970.71 [5.380]
                 06/25/08            174,240,549.92 [5.380]
                 07/25/08            183,785,208.88 [5.380]
                 08/25/08            189,869,175.78 [5.380]
                 09/25/08            193,089,264.21 [5.380]
                 10/25/08            191,398,863.37 [5.380]
                 11/25/08            185,348,926.39 [5.380]
                 12/25/08            181,893,156.51 [5.380]
                 01/25/09            182,853,271.45 [5.380]
                 02/25/09            180,433,918.92 [5.380]
                 03/25/09            175,614,603.28 [5.380]
                 04/25/09            170,683,417.54 [5.380]
                 05/25/09            165,758,240.30 [5.380]
                 06/25/09            160,920,926.46 [5.380]
                 07/25/09            156,223,423.94 [5.380]
                 08/25/09            151,699,200.53 [5.380]
                 09/25/09            147,367,907.35 [5.380]
                 10/25/09            143,161,923.37 [5.380]
                 11/25/09            144,609,888.72 [5.380]
                 12/25/09            139,260,368.90 [5.380]
                 01/25/10            133,771,118.74 [5.380]
                 02/25/10            128,094,789.78 [5.380]
                 03/25/10            122,184,201.91 [5.380]
                 04/25/10            116,048,597.36 [5.380]
                 05/25/10            109,443,785.12 [5.380]
                 06/25/10            102,653,895.19 [5.380]
                 07/25/10             95,689,513.45 [5.380]
                 08/25/10             88,560,418.17 [5.380]
                 09/25/10             81,275,955.72 [5.380]
                 10/25/10             73,845,001.95 [5.380]
                 11/25/10             68,268,603.20 [5.380]
                 12/25/10             62,561,460.00 [5.380]
                 01/25/11             56,730,915.50 [5.380]
                 02/25/11             50,783,973.23 [5.380]
                 03/25/11             44,726,422.53 [5.380]
                 04/25/11             38,565,813.03 [5.380]
                 05/25/11             32,114,371.38 [5.380]
                 06/25/11             25,581,480.56 [5.380]
                 07/25/11             18,973,266.46 [5.380]
                 08/25/11                         -       -
                 ---------------------------------------------


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

[BARCLAYS CAPITAL - LOGO]             23

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                 September 13, 2006
Securitized Asset Backed Receivables LLC Trust 2006-HE2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             Swap Notional Schedule
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Period        Accrual Start Date       Pay Date       Swap Notional Schedule ($)
--------------------------------------------------------------------------------
 1            09/28/06                 10/25/06       994,058,000.00
 2            10/25/06                 11/25/06       963,854,224.36
 3            11/25/06                 12/25/06       932,866,129.70
 4            12/25/06                 01/25/07       901,193,785.65
 5            01/25/07                 02/25/07       868,939,431.32
 6            02/25/07                 03/25/07       836,207,885.50
 7            03/25/07                 04/25/07       803,104,801.67
 8            04/25/07                 05/25/07       769,415,420.54
 9            05/25/07                 06/25/07       735,582,002.02
10            06/25/07                 07/25/07       701,712,987.09
11            07/25/07                 08/25/07       667,928,245.93
12            08/25/07                 09/25/07       634,867,776.60
13            09/25/07                 10/25/07       603,426,459.02
14            10/25/07                 11/25/07       573,547,046.07
15            11/25/07                 12/25/07       545,150,847.20
16            12/25/07                 01/25/08       518,163,233.24
17            01/25/08                 02/25/08       492,506,235.89
18            02/25/08                 03/25/08       468,082,951.83
19            03/25/08                 04/25/08       444,589,918.37
20            04/25/08                 05/25/08       408,920,333.54
21            05/25/08                 06/25/08       360,227,754.18
22            06/25/08                 07/25/08       317,219,455.10
23            07/25/08                 08/25/08       279,730,664.15
24            08/25/08                 09/25/08       247,042,551.22
25            09/25/08                 10/25/08       219,201,142.20
26            10/25/08                 11/25/08       196,200,951.46
27            11/25/08                 12/25/08       176,958,376.17
28            12/25/08                 01/25/09       160,653,887.90
29            01/25/09                 02/25/09       146,682,072.62
30            02/25/09                 03/25/09       134,591,417.35
31            03/25/09                 04/25/09       124,037,438.35
32            04/25/09                 05/25/09       114,752,974.74
33            05/25/09                 06/25/09       106,527,656.85
34            06/25/09                 07/25/09        99,187,501.63
35            07/25/09                 08/25/09        92,598,863.57
36            08/25/09                 09/25/09        86,651,963.98
37            09/25/09                 10/25/09        81,174,681.54
38            10/25/09                 11/25/09        76,006,252.32
39            11/25/09                 12/25/09        71,124,799.46
40            12/25/09                 01/25/10        66,514,011.50
41            01/25/10                 02/25/10        62,158,656.68
42            02/25/10                 03/25/10        58,044,363.78
43            03/25/10                 04/25/10        54,157,583.30
44            04/25/10                 05/25/10        50,742,560.60
45            05/25/10                 06/25/10        47,515,484.82
46            06/25/10                 07/25/10        44,465,853.94
47            07/25/10                 08/25/10        41,583,660.69
48            08/25/10                 09/25/10        38,859,559.03
49            09/25/10                 10/25/10        36,284,735.14
50            10/25/10                 11/25/10        33,850,873.50
51            11/25/10                 12/25/10        31,550,145.15
52            12/25/10                 01/25/11        29,375,119.19
53            01/25/11                 02/25/11        27,318,825.23
54            02/25/11                 03/25/11        25,374,671.60
55            03/25/11                 04/25/11        23,536,443.32
56            04/25/11                 05/25/11        21,990,974.62
57            05/25/11                 06/25/11        20,528,686.00
58            06/25/11                 07/25/11        19,144,705.16
59            07/25/11                 08/25/11                    -
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

[BARCLAYS CAPITAL - LOGO]             24